Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2009 Equity Plan of Asure Software, Inc. of our report dated March 30, 2016, with respect to the consolidated financial statements of Asure Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas
 June 29, 2016